SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 12 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 9, 1996


                              SpectraScience, Inc.

             (Exact Name of Registrant as Specified in its Charter)


            Minnesota                 0-13092                  41-1448837
(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation               File Number)             Identification
                                                                 Number)

             5909 Baker Road, Suite 580, Minnetonka, Minnesota 55345
                    (Address of Principal Executive Offices)


Registrant's Telephone Number, Including Area Code: (612) 931-9000



ITEM 5.  Other Events.

         On December 29, 1995, SpectraScience, Inc. announced the successful closing of the private placement of 792,500 shares of Series B Preferred Stock. Details of this private placement are included in the attached press release dated December 29, 1995.

         The above private placement is in addition to another private placement of Series A Preferred Stock completed in June, 1995. Details of this are included in the attached press release dated June 29, 1995.



                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SpectraScience, Inc.



                                      By   /s/ Ching-Meng Chew
                                           Ching-Meng Chew
                                           Chief Financial Officer

Dated:  January 9, 1996



SpectraScience, Inc.
5909 Baker Road, Suite 580
Minnetonka, MN 55345
Brian McMahon, President & CEO
(612) 931-9000

FOR IMMEDIATE RELEASE
SPECTRASCIENCE REPORTS SUCCESSFUL PRIVATE PLACEMENT CLOSING

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         MINNEAPOLIS, December 29, 1995 -- SpectraScience, Inc. (OTC:SPSI),
today announced the successful closing of the private placement of the Company's Series B Convertible Preferred Stock. The Company received net proceeds of $3,526,625 in the private placement of 792,500 shares of Preferred Stock at $5.00 per share. The non-dividend yielding shares of Preferred Stock are first convertible into an equivalent number of shares of registered Common Stock on December 28, 1996. Holders of shares of Preferred Stock also received 3-year warrants to purchase, at $9.50 per share, one (1) share of Common Stock for each three (3) shares of Preferred Stock held. Following the purchase of all 264,175 additional shares of Common Stock at the aggregate warrant price of $2,509,663 the total equity capital raised through the private placement financing will be $6,036,288.

The company intends to apply the net proceeds of the private placement to accelerate product development, finalize its IDE clinical studies required to obtain FDA approval in the United States, conduct its clinical feasibility studies targeting additional medical applications of its spectroscopic technology, expand the scope of its international and future domestic sales and marketing activities and for general corporate purposes, including working capital.

SpectraScience, Inc. is an early growth stage company, located in Minnetonka, Minnesota, which applies advanced spectroscopic diagnostic techniques to the analysis of specific human tissues associated with important disease.



12/29/95


SpectraScience, Inc.
5909 Baker Road, Suite 580
Minnetonka, MN 55345
Brian McMahon, President & CEO
(612) 931-9000

FOR IMMEDIATE RELEASE
SPECTRASCIENCE REPORTS SUCCESSFUL PRIVATE PLACEMENT CLOSING
------------------------------------------------------------------------------

         MINNEAPOLIS, June 29, 1995 -- SpectraScience, Inc. (OTC:SPSI), today announced the successful closing of the private placement of the Company's Preferred Stock. In addition to the previously reported conversion of the $525,000 of bridge financing arranged through Perkins Capital Management into 175,000 shares of Preferred Stock, the Company received cash subscriptions of $1,500,000 for an additional 500,000 shares of Preferred Stock. The non-dividend yielding shares of Preferred Stock are first convertible into an equivalent number of shares of registered Common Stock on March 31, 1996. Holders of shares of Preferred Stock also received 3-year warrants to purchase, at $5.00 per share, one (1) share of Common Stock for each three (3) shares of Preferred Stock held. Following the purchase of all 225,000 additional shares of Common Stock at the aggregate warrant price of $1,125,000, the total equity capital raised through the private placement financing will be $3,150,000.

The Company intends to apply the net proceeds of the private placement to accelerate product development, to finalize its IDE clinical studies required to obtain FDA approval in the United States, to conduct its clinical feasibility studies targeting additional medical applications of its spectroscopic technology, to expand the scope of its international and future domestic sales and marketing activities and for general corporate purposes, including working capital.

SpectraScience, Inc. is an early growth stage company, located in Minnetonka, Minnesota, which applies advanced spectroscopic diagnostic techniques to the analysis of specific human tissues associated with important diseases.


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6/29/95